Exhibit 99.2
First Quarter 2007 Results April 25, 2007

2 This presentation contains "forward-looking statements" within the meaning of the federal securities laws. These statements reflect management's current views with respect to future events and are subject to risk and uncertainties. We note that a variety of factors and uncertainties could cause our actual results to differ significantly from the results discussed in the forward-looking statements. Factors and uncertainties that might cause such differences include, but are not limited to: general economic, market, or business conditions; the opportunities (or lack thereof) that may be presented to us and that we may pursue; fluctuations in costs and expenses including the costs of raw materials, purchased energy, and freight; demand for new housing; accuracy of accounting assumptions related to pension and postretirement costs, impaired assets, and the allowance for credit losses; competitive actions by other companies; changes in laws or regulations and actions or restrictions of regulatory agencies; our ability to execute certain strategic and business improvement initiatives, including the Transformation Plan; and other factors, many of which are beyond our control. This presentation includes non-GAAP financial measures. The required reconciliations to GAAP financial measures are included on our website, www.templeinland.com.

First Quarter Results ($ in Millions) Net Income $ 38 $ 79 $ 103 Diluted EPS $ 0.35 $ 0.70 $ 0.96 1st Qtr 1st Qtr 4th Qtr 2007 2006 2006 TIN 3 Increase in stock price during first quarter 2007 resulted in a pre-tax increase of $7 million in share-based compensation expenses ($0.04 per share, after-tax). 2006 results have been recast to reflect new accounting requirements for planned major maintenance costs.

First Quarter Results (cont'd) Net income per dil. share $ 0.35 $ 0.70 $ 0.96 Special items 0.08 0.02 (0.24) Net income per dil. share $ 0.43 $ 0.72 $ 0.72 excluding special items 1st Qtr 1st Qtr 4th Qtr 2007 2006 2006 4 1st qtr. 2007 after-tax special charges of $9 million, ($0.08) per share related to costs for the Transformation Plan and an increase in litigation reserves after a recent California Supreme Court decision resulted in a longer limitation statute applying to certain claims in California regarding meal break laws.

First Quarter Segment Results Operating Income (millions) Corrugated Packaging $ 64 $ 44 $ 72 Forest Products 38 82 46 Real Estate 3 26 12 Financial Services 49 49 53 $154 $201 $183 1st Qtr 1st Qtr 4th Qtr 2007 2006 2006 5

Corrugated Packaging 1st Qtr 1st Qtr 4th Qtr 2007 2006 2006 $ 64 $ 44 $ 72 Operating income (millions) 6 Price - 1st qtr. 2007 avg. box price up $62/ton vs. 1st qtr. 2006 avg. - 1st qtr. 2007 avg. box price down $9/ton vs. 4th qtr. 2006 avg. - 1st qtr. 2007 price negatively impacted by loss of higher priced agriculture business in California and Mexico due to weather

Corrugated Packaging (Cont'd) TIN Box Volumes 7 Actual Volume Per Workday Basis 1st qtr. 2007 vs. 4th qtr. 2006 5.2% (1.4%) 1st qtr. 2007 vs. 1st qtr. 2006 (4.5%) (4.5%) 1st qtr. 2007 vs. 1st qtr. 2006 (Excluding Performance Sheets) (1.0%) (1.0%) California / Mexico weather negatively impacted 1st qtr. 2007 shipments approximately 10,000 tons

Corrugated Packaging (Cont'd) Freight Freight costs down $1 million vs. 1st qtr. 2006 and 4th qtr. 2006 Energy Energy costs down $6 million vs. 1st qtr. 2006, but up $3 million vs. 4th qtr. 2006 8

Corrugated Packaging (Cont'd) Recycled Fiber Recycled fiber costs up $49/ton vs. 1st qtr. 2006 and up $33/ton vs. 4th qtr. 2006 Current recycled fiber costs up $12/ton vs. 1st qtr. 2007 1st qtr. 2007 scheduled outage - Rome, GA - negatively impacted production approximately 24,000 tons 2nd qtr. 2007 scheduled outages - primarily Orange, TX - negatively impact production 16,000 tons 9

Forest Products 1st Qtr 1st Qtr 4th Qtr 2007 2006 2006 $ 38 $ 82 $ 46 Operating income (millions) Lumber - Average price down $95/mbf vs. 1st qtr. 2006, but up $2/mbf vs. 4th qtr. 2006 - Volume down 7% vs. 1st qtr. 2006, but up 8% vs. 4th qtr. 2006 - Current prices down $3/mbf vs. 1st qtr. 2007 avg. price 10

Forest Products (Cont'd) Gypsum - Average price down $14/msf vs. 1st qtr. 2006, and down $22/msf vs. 4th qtr. 2006 - Volume down 32% vs. 1st qtr. 2006, and down 13% vs. 4th qtr. 2006 - Current prices down $22/msf vs. 1st qtr. 2007 avg. price 11 Particleboard - Average price up $65/msf vs. 1st qtr. 2006, but down $14/msf vs. 4th qtr. 2006 - Volume down 13% vs. 1st qtr. 2006, but up 21% vs. 4th qtr. 2006 - Current prices down $7/msf vs. 1st qtr. 2007 avg. price

Real Estate 1st Qtr 1st Qtr 4th Qtr 2007 2006 2006 $ 3 $ 26 $ 12 Operating income (millions) Entitlement Activity 1st qtr. 2007 5 projects with 1,470 acres moved into entitlement process Zoning approved on 1 project - 186 acres (112 lots) of high-value land in GA Investment Activity 1st qtr. 2007 Invested in 3 projects in Texas: 2,124 residential acres 42 commercial acres 2,166 total acres 12

Real Estate - 1st Qtr. 2007 Sales High-Value Land Sold 268 acres of land not suitable for development Avg. price per acre - $5,600 Residential* Sold 441 lots Average Revenue Per Lot - $56,400 Average Gross Profit Per Lot - $20,500 Commercial* Sold 30 Acres Average Price Per Acre - $294,000 13 * Includes venture activity

Real Estate Pipeline (Acres) 14 Note: Estimated acres and lots may vary

Financial Services 1st Qtr 1st Qtr 4th Qtr 2007 2006 2006 $ 49 $ 49 $ 53 Operating income (millions) 15 1st qtr. 2007 earnings flat compared with 1st qtr. 2006 1st qtr. 2007 earnings down compared with 4th qtr. 2006 due to lower average earning assets Credit conditions remain favorable

Transformation Plan Update 16 Feb. 26, 2007 - Transformation Plan announced - Three focused, stand-alone public-companies well positioned to maximize value for shareholders going forward Temple-Inland - Corrugated Packaging & Building Products Guaranty Financial - Banking & Insurance Forestar - Real Estate Development - Sale of strategic timberland

Transformation Plan Update 17 April 2, 2007 - Future executive leadership announced, to become effective upon completion of Transformation Plan Doyle Simons - Chairman & CEO of Temple-Inland Pat Maley - President & COO of Temple-Inland Ken Dubuque - President & CEO of Guaranty Jim DeCosmo - President & CEO of Forestar Transformation Plan on track for completion by year end